Exhibit 99.2

DEVELOPMENT AGREEMENT

This Development Agreement (this “Agreement”) is made and entered into as of the 8th day of September, 2009, by and between the UNIFIED GOVERNMENT OF WYANDOTTE COUNTY/KANSAS CITY, KANSAS (“Unified Government”) and KANSAS ENTERTAINMENT, LLC (“Entertainment”)., a Delaware limited liability company.

RECITALS:

A.             In 2007, the Kansas Legislature enacted the Kansas Expanded Lottery Act (“KELA”) which authorizes the establishment of one (1) Lottery Gaming Facility (as defined in KELA) in four (4) separate gaming zone locations with the State of Kansas (the “State”).

B.              KELA provides that one (1) gaming zone and authorized Lottery Gaming Facility may be located within the northeast zone of the State, which is defined as the geographical boundaries of Wyandotte County (the “Northeast Zone”).

C.              KELA requires that an applicant seeking to manage a gaming facility must receive an endorsement from the governing body of the city or county in which the facility is located.

D.              In order to streamline the endorsement process, the Unified Government issued RFP 29-154, requesting prospective Lottery Gaming Facility Managers (as defined in KELA) to provide certain documentation and information to the Unified Government with respect to their proposed Lottery Gaming Facility.

E.             In response, Entertainment submitted a proposal (the “Proposal”) to the Unified Government that describes a project (the “Project”) including a Lottery Gaming Facility (the “Gaining Facility”), hotel (the “Hotel”) and retail and entertainment facilities. The Project will be developed in phases as set out in the Proposal.

F.           On November 8, 2007, the Unified Government Planning Commission reviewed the Proposal and recommended approval of rezoning, special use permit, and preliminary plat applications submitted by Entertainment.

G.           On June 4, 2009, the Board of Commissioners of the Unified Government approved the rezoning, special use permit, and preliminary plat applications submitted by Entertainment.

H.          On June 11, 2009, the Board of Commissioners of the Unified Government adopted resolutions pursuant to which the Unified Government endorsed the Proposal.

I.            Entertainment has submitted an application to the State (acting through the Kansas Lottery Commission (the “Lottery Commission”)) in accordance with KELA to be named the Lottery Gaming Facility Manager (as defined in KELA) for the Northeast Zone.

J.            The parties now desire to enter into this Agreement to set forth their understandings and agreements relating to the development of a Lottery Gaming Facility by Entertainment in the Northeast Zone.

NOW THEREFORE, for good and valuable considerations; the sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I: TERM AND LOTTERY GAMING CONTRACT

1.01        Term. . This Agreement shall be effective upon execution by both parties (“Effective Date”) and shall expire upon the occurrence of any of the following: (i) a party other than Entertainment is selected as the Lottery Gaming Facility Manager for the northeast zone of Kansas, (ii) a final unappealable judgment holding KELA unconstitutional, (iii) at such time as Entertainment, or its assigns, is no longer a Lottery Gaming Facility Manager for the northeast zone, regardless of the reason Entertainment is no longer a Lottery Gaming Facility Manager, (iv) the expiration or termination of the Lottery Gaming Facility Management Agreement or (v) Entertainment, in its sole and absolute discretion, withdraws itself from consideration to be the Lottery Gaming Facility Manager for the Northeast Kansas gaming zone at any point prior to final written confirmation. as Manager of the Northeast Kansas gaming zone by the Kansas Racing and Gaming Commission. If at any time following Entertainment’s final written approval by the Kansas Racing and Gaming Commission, the Kansas Lottery Commission and the Lottery Gaming Facility Review Board, Entertainment determines, in its sole and absolute discretion, that the construction, operation or management of the Project, or any portion thereof, is not economically favorable to Entertainment, Entertainment may terminate this Agreement and shall have no further obligations hereunder beyond the payment to the Unified Government the sum of $200,000 and the reasonable and documented out of pocket costs incurred by the Unified Government in administering the current 2009 bid process. Further, in the event (i) the State of Kansas, or any commissions or agencies thereof, or any Unified Government entity or municipality with jurisdiction over development or operation of the Lottery Gaming Facility or Ancillary Lottery Gaming Facilities issue additional ordinances, rules and regulations or modify any existing rules, ordinances or regulations, or (ii) KELA is amended or modified by legislative action or by final unappealable order from a court with competent jurisdiction, either of which have an adverse impact on Entertainment’s operations or profitability, the parties agree to use commercially reasonable efforts to amend this Agreement in order to comply with such amendments or modifications which modifications will, among other things, place Entertainment in roughly the same economic position as existed prior to such additional orders, rules, regulations, modifications or amendments. Except to the extent of a Force Majeure (as defined below) event or as caused by the Unified Government or a division, department or agency thereof, any commercially reasonable efforts agreed upon to amend this Agreement shall not include a reduction in the direct financial benefits required to be paid to the Unified Government by the terms of this Agreement or by State law whether directly or through rebate, refund or other transaction.

1.02        Gaming Facility Contract. The terms of the Gaming Facility Contract shall be in a form and substance that is acceptable to Entertainment in its sole and subjective discretion. The parties acknowledge and agree that this Agreement shall terminate and be of no further force or effect if (i) the Gaming Facility Contract is terminated, or (ii) if Entertainment has become the Lottery Gaming Facility Manager for the Northeast Zone, and subsequently resigns as the Lottery Gaming Facility Manager.

ARTICLE II: PROJECT DEVELOPMENT

2.01        Project Development.

(a)           Entertainment has budgeted in excess of $300,000,000 for the first phase of the Project (i.e., Phase 1A of the Proposal). The Project is anticipated to be substantially completed no later than 36 months after the Effective Date of the Lottery Gaming Facility Management Contract between the State and Entertainment (as same may be amended from time to time, the “Gaming Facility Contract”), and at a minimum, shall consist of:

•      casino floor with 2,300 slot machines and 86 table games; and

•      28,000 square foot of dining and entertainment space.

In addition, Entertainment may include a hotel containing no less than 250 rooms as part of the first phase of the Project. However, if the first phase of the project does not include such a hotel, then Section 2.01 (b) of this Agreement shall apply.

Future phases, if and when determined as economically viable by Entertainment, may include:

•      Convention Facilities

•      Expanded Gaming Floor

•      Spa & Fitness Center

•      Retail, Dining & Entertainment complex

•      Live Music Venue

•      Residential and/or Hotel/Condominium Units

•      Other compatible commercial uses

(b)             In addition, in the event that the first phase of the Project does not include a hotel, within two (2) years of the initial opening date of the first phase of the Project, Entertainment shall commence construction of a hotel, containing a minimum of 250 guest rooms, and diligently pursue completion of same within a commercially reasonable period of time.

(c)             Entertainment contemplates branding the Hotel and the Gaming Facility as a Hard Rock hotel and casino.

(d)      Entertainment has included the following commitments in its draft Gaming Facility Contract with the Kansas Lottery (Each capitalized term used therein has the meaning ascribed to it in its draft of the Gaming Facility Contract):

(i) If Manager is designated the Lottery Gaming Facility Manager no later than April 30, 2010, then following the Effective Date, International Speedway Corporation (“ISC”) shall request the approval of the National Association for Stock Car Auto Racing, Inc. (“NASCAR”) to add a second NASCAR Sprint Cup Series event to be held at Kansas Speedway (the “Event”), no later than the 2011 NASCAR Sprint Cup Series season. ISC has authorized the realignment of the Event from its current portfolio of events, subject to NASCAR’ s approval. If the Event is not held at Kansas Speedway by the 2011

NASCAR Sprint Cup Series season, Manager shall pay Ten Million $10,000,000 to be allocated as follows: Five Million $5,000,000 to the Kansas Lottery and Five Million $5,000,000 to the Unified Government of Wyandotte County. Such payment shall be made no later than ninety (90) days following written notice from Kansas Lottery to Manager that the Event was not held in accordance with this Section 67. The Kansas Lottery hereby acknowledges and agrees that payments made pursuant to this Section 67 shall not be due if the Event is held in accordance with the terms of this Section 67. ISC’s commitment to the above is memorialized in the attached Commitment Letter from ISC, which is included as Exhibit G to this Agreement.

(ii) If Manager is designated the Lottery Gaming Facility Manager no later than April 30, 2010, then following the Effective Date, the Manager shall dedicate such funds as necessary to construct a road racing course at Kansas Speedway, which shall be suitable for the holding of major road racing motorsports events. As part of same, Kansas Speedway agrees to promote a race sanctioned by the Grand American Road Racing Association following the completion of such road racing course and no later than the 2011 racing season. Kansas Speedway’s commitments to the above are memorialized in the attached Commitment Letter from Kansas Speedway, which is included as Exhibit H to this Agreement.

The above provisions are hereby incorporated into this Agreement and shall run to the benefit of the Unified Government.

2.02        Control of Property. Prior to the date of execution of this Agreement, Entertainment shall own or have contract(s) to purchase or otherwise acquire all of the real property upon which the Project is to be constructed (the “Project Real Estate”) and Entertainment shall be vested with fee simple title to all Project Real Estate prior to commencement of construction of the Gaming Facility.

2.03        Proposal and Development Approvals. In connection with the construction of the Project, Entertainment shall comply with: (A) the zoning, special use, and preliminary site plan approvals for the Project and the conditions and stipulations thereof as such may be amended pursuant to the Unified Government Zoning Ordinance and Subdivision Regulations and the laws of the State of Kansas, and (B) this Agreement, as it may be modified or revised from time to time

2.04        Development Approvals. The Unified Government hereby agrees to cooperate and coordinate with Entertainment and use its best reasonable efforts to timely review and approve all plans and issue necessary permits and other approvals which are required for Entertainment to construct and operate the Project.

2.05        Land Development and Building Codes. The Unified Government and Entertainment acknowledge that the contemplated uses and occupancies of the Project shall comply with all applicable federal, state, and local building codes, subdivision, zoning, environmental, and other development regulations, and that the Project shall be constructed in compliance with all such applicable codes and regulations. The Unified Government agrees to work with Entertainment to identify all applicable codes as they become applicable to the Project. Additionally,

Entertainment acknowledges that green technologies will be used when possible on the Project. The overall design of the Project will incorporate environmentally friendly design elements and green building principals, such as elements of Leadership in Energy and Environmental Design (“LEED”) suggested criteria, that are commercially reasonable and feasible for the Project.

2.06        Assistance to Developer. The Unified Government agrees to use reasonable efforts, without hindrance or delay, to help Entertainment, its agents, contractors, subcontractors, tenants, or land purchasers, to obtain building permits from the Unified Government and any permits or approvals required from any federal, state, or local governmental body or agency, whenever reasonably requested to do so.

2.07        Utilities and Fees. The Unified Government agrees that Entertainment shall have the right to connect to any and all water lines, sanitary and storm sewer lines, and other applicable Unified Government facilities and/or services constructed or provided in the vicinity of the Project subject to compliance with the Unified Government’s standard codes and procedures for such connections/provision of service. Entertainment shall complete or pay for the, completion of all on- and off-site utility improvements or required extension of utilities as required by the approved rezoning, plat approvals, final development plans, approved final utility plans or which are otherwise reasonably required as the result of the impacts of the Project. Entertainment acknowledges that it will be responsible for securing and paying for all utilities of the Gaming Facility. Entertainment agrees that it will utilize electric and water utilities provided solely by the Board of Public Utilities of Kansas City, Kansas (“BPU”) for the Project, provided that: (i) BPU is capable of providing utility service in the quantities and quality of service required for the operation of the Project; (ii) the rate charged for such service shall be no greater than that charged other customers of BPU for utility usage in quantities that are greater than or equal to that of the Project; and (iii) in the event that the rate charged by BPU for such service (the “BPU Rate”) is ten percent (10%) or more greater than the rate that any other utility provider (a “Competitor”) would charge for such service (a “Competitor Rate”), and BPU fails to lower the BPU Rate for such utility service to a rate that is equal to or less than such Competitor Rate within thirty (30) days after Entertainment delivers written notice thereof to the Unified Government, then Entertainment-shall have the right thereafter to utilize such utility service provided by such Competitor for the Project. The Unified Government agrees that Entertainment shall be obligated to pay only those water, sanitary sewer, storm sewer, building permit, engineering inspection, and other fees of general applicability. Entertainment acknowledges that the Unified Government shall have no financing obligations in connection with the Project except as expressly provided herein.

2.08        Modifications. The Unified Government acknowledges that Entertainment shall be permitted to make enhancements and modifications to the Project from the details provided in the Proposal, subject to appropriate development approvals, so long as such changes are consistent with the overall scope and level of quality of the Project as described in the Proposal. Modifications to the Project that change the overall scope and/or level of quality of the Project as described in the Proposal are subject to the written approval of the Unified Government, provided, however, the phasing of the Project, and, after the completion of the initial phase of the Project, the election to proceed with the development of a subsequent phase of the Project shall not require the written approval of the Unified Government (however, the plans for each phase of the Project that is undertaken by Entertainment shall be subject to final plan review by the applicable governmental authority to the extent required by applicable law). Further, the Unified Government acknowledges that certain factors necessary for the successful development of the Project exist outside of the control of Entertainment, and that in accordance therewith modifications to the Project may be required in the event of adverse changes in the financial, banking or capital markets or the applicable legal and regulatory environment affecting the Project. All such modifications that are of a material nature shall be subject to the written approval of the Unified Government, in its reasonable discretion, which approval shall not be unduly delayed.

ARTICLE III:      PROJECT IMPROVEMENTS

The parties agree that Entertainment shall be responsible for funding all on-site infrastructure improvements required for the Project and the off-site infrastructure improvements relating to the Project described in Sections 3.01 and 3.02, below.

3.01        Sanitary Sewer. Based upon a final engineering study submitted by Entertainment and approved by the Unified Government, if necessary for the Project, Entertainment shall upsize a sanitary sewer pipe on the east side of 110th Street.

3.02        Transportation. In order to mitigate traffic impacts in conjunction with the traffic study completed by BWR (the “BWR Study”) and submitted with the Proposal, the following minimum improvements shall be made:

(a)   At the intersection of Village West Parkway and 110th Street, restripe the westbound lanes to operate with an exclusive left-turn lane and a shared right-turn lane.

(b)   Restripe the I-70 Westbound exit ramp to operate with an exclusive right-turn lane and a shared right-turn and left-turn lane.

(c)   At the intersection of State Avenue and Village West Parkway, provide an additional westbound left-turn lane such that the westbound traffic operates with dual left-turn lanes.

(d)   Install traffic signals along 110th Street and Village West Parkway, I-70 Westbound ramps and I-70 Eastbound ramp intersections.

(e)   Based on the magnitude of the traffic volumes projected at the driveways serving the Gaming Facility on Village West Parkway, it is recommended that 250-foot left-turn and 200-foot right-turn lanes be provided on Village West Parkway at these drives and the intersections be monitored for the need for installation of traffic signals. While through traffic volumes on Village West Parkway are relatively low at this time, they are expected to increase as development continues in the area.

(f)    On the driveways exiting the Gaming Facility site, separate outbound left and right-turn lanes should be provided at Village West Parkway.

(g)   On 110th Street at the intersection with the I-70 Eastbound ramps, restripe the southbound lanes to provide dual left-turn lanes to the eastbound ramp and a single through lane.

(h)   During Saturday P.M. peak hour, the intersection operation at State Avenue and Village West Parkway operates at a level of service F, similar to the existing plus approved development conditions. As the overall development in the area increases traffic at funnel points such as this intersection, system wide improvements will need to be evaluated to provide additional access to the area. These options are being evaluated by TranSystems in a separate study of the overall development plan for the Speedway area. In case of the Gaming Facility, alternative routes are available to bypass this intersection, including shifting more of the Gaming Facility traffic to the 110th and I-70 interchange.

3.03        Construction Addendum, Completion Schedule & Further Study. After the Effecive Date of the Gaming Facility Contract, Entertainment and the Unified Government will agree upon a construction addendum to this Agreement which will provide specific on site and off site infrastructure improvements to be constructed, the timing of such construction, payment by Entertainment of all costs, and a schedule for the completion of the first phase of the Project. Within three (3) years after Project Completion, Entertainment, at its cost, shall cause an updated traffic study (the “Updated Study”) to be prepared to update the BWR. Study. The Updated Study shall be prepared by an engineer selected by Entertainment, provided that the Unified Government consents to such selection (such consent shall not be unreasonably withheld, conditioned or delayed). In the event that the Updated Study identifies additional off-site infrastructure improvements that are necessary as the direct result of impacts created by the Project after Project Completion (“Additional Improvements”), then Entertainment and the Unified Government shall negotiate in good faith to reach agreement on what Additional Improvements, if any, shall be funded by Entertainment. If Entertainment and the Unified Government are unable to reach agreement on what Additional Improvements shall be funded by Entertainment after such good faith negotiations, then such disagreement shall be submitted to binding arbitration administered by the American Arbitration Association (the “AAA”) by a single arbitrator selected by the AAA, (with the fees and expenses of such arbitrator shared equally by the Unified Government and Entertainment), provided that the total sum of all Additional Improvements that Entertainment may be obligated to fund shall not exceed One Million and no/100 Dollars ($1,000,000.00).

3.04.       Suspension of Performance. Notwithstanding anything to the Contrary contained herein, Entertainment shall not have any obligation to commence or continue construction of the Project or any improvements described herein or engage in any plans and specifications or other preconstruction activities: (i) prior to the Effective Date of the Gaming Facility Contract; or (ii) during any period of time in which there is a pending or threatened legal challenge, by any third party, to KELA, any aspect of the Proposal, the Unified Government’s endorsement of the Proposal, Entertainment’s selection as Lottery Gaming Facility Manager for the Northeast Zone, the Gaming Facility Contract or any performance thereunder, this Agreement or any performance hereunder, the construction or design of the Project or any portion thereof, or the construction or design of any of the improvements described herein.

ARTICLE IV: TRANSPORTATION SERVICE

4.01.       Free Shuttle System. From and after completion of construction of the Gaming Facility (“Project Completion”), Entertainment will, at its expense, cause to be operated a free one route shuttle bus system that connects the Village West shopping center to the Project with stops at The Great Wolf Lodge, Cabela’s, Nebraska Furniture Mart, Schlitterbahn, Plaza at the Speedway, T-Bones Ball Park, and the Transit Park and Ride Center. The shuttle bus system shall tie in with the Unified Government’s Transit State Avenue service. The Project/Village West/Schlitterbahn shuttle buses will run in approximate ten minute intervals during peak hours of the Project to facilitate the highest possible usage by both patrons and employees of the Project, Village West, and Schlitterbahn. Notwithstanding anything contained herein to the contrary: (i) Entertainment shall have the right to adjust the routes and schedules of the shuttle bus system described herein from time to time as Entertainment deems reasonably necessary or appropriate to reflect actual usage of the system and development in the area after meeting and conferring with the Unified Government with respect to such adjustment; and (ii) Entertainment’s obligations to locate a shuttle terminus or stop as described in this Section shall be subject to Entertainment obtaining the written agreement of the owner and tenant of such terminus or stop location for the use of such location for such purpose, and subject to the terms and conditions set forth in such written agreement.

Entertainment shall procure, at its own expense, all equipment necessary to operate the shuttle bus system. The Unified Government acknowledges that Entertainment shall be permitted, subject to the written consent of the Unified Government, to select the equipment for the shuttle bus system.

Entertainment will coordinate its shuttle bus system service with the transportation service of the Unified Government and Kansas City Area Transportation Authority (“ATA”) in full compliance with the Americans with Disabilities Act “ADA”).

ARTICLE V: FINANCING

5.01.       Budget. The first phase of the Project shall be constructed substantially in accordance with the budget attached to the Proposal (“Budget”) which is attached hereto as Exhibit A, which has been approved by the Unified Government. The parties recognize and agree that the Budget is an estimate of the costs to construct the first phase of the Project and is subject to change due to modification of the first phase of the Project and market and other factors outside of Entertainment’s control.

5.02.       Private Financing. Entertainment agrees that the acquisition of the Project Real Estate and the construction of the Gaming Facility by Entertainment, including the extension of any utilities, shall be financed solely by private equity and debt and acknowledges that no public funds, TIFF, STAR bonds, TDD, or any other public subsidies will be utilized in funding such acquisition or construction.

5.03.       Right to Inspect and Audit. At the sole cost and expense of the Unified Government, the Unified Government, with reasonable advance notice to Entertainment, and during normal business hours and at the location where such records are customarily maintained, but no more than once for each fiscal year of Entertainment, shall have the right and authority to review, audit, and copy, all of Entertainment’s books and records concerning “Lottery Gaming Facility Revenues” (as that term is defined in the Gaming Facility Contract) for the three (3) fiscal years of Entertainment that preceded the date of such review or audit, provided that all such books and records shall be considered confidential and the Unified Government shall enter into a written confidentiality agreement in form and content reasonably required by Entertainment reflecting same.

ARTICLE VI: PUBLIC SAFETY

6.01        Police Protection. From and after commencement of construction of the Project, Entertainment agrees to maintain a professional security department on a 24/7 schedule at the Project. The purpose of the department will be to enhance the safety and security of the Project guests and employees and the Project assets. Entertainment agrees to provide land, free of charge, for the construction of a fire/emergency services facility, in a location near the Project to be mutually agreed to between Entertainment and the Unified Government, provided that Entertainment shall not have any obligation to construct or operate or finance any portion of the construction or operation of such facility. Entertainment does not anticipate having an undue impact on the police services currently provided in the community and shall not be required to provide funding or facilities for additional services.

6.02        Fire Protection and Emergency Medical Services. Entertainment’s professional security personnel will include trained and certified paramedic personnel or EMT trained and certified personnel on each shift. Additionally, all security officers will be qualified in cardiopulmonary resuscitation (CPR) and Automatic External Defibrillators (AEDs) will be positioned throughout the complex. While Entertainment does not anticipate having an undue impact on fire protection and emergency medical services as provided by the Kansas City Kansas, Fire Department (“KCKFD”), and shall not be required to provide funding or facilities to the KCKFD, Entertainment shall work with the KCKFD to identify required appropriate fire fighting equipment and/or emergency medical equipment to be used by the local fire station.

ARTICLE VII: COMMUNITY CONTRIBUTIONS

7.01        Charitable Contribution. Entertainment has voluntarily and independently pledged to make the following charitable contributions to the Unified Government so long as Entertainment is the Lottery Gaming Facility Manager for the Northeast Zone and the Gaming Facility is substantially open to the public for business: (i) annual contributions of Five Hundred Thousand and no/100 Dollars ($500,000.00) to be distributed by the Unified Government to the three non- host school districts pursuant to a yet uncompleted interlocal Agreement or formula decided upon by the Unified Government; (ii) annual contributions of Five Hundred Thousand and no/100 Dollars ($500,000.00) to fund Wyandotte County social services and charitable community activities (while these funds are to be dispersed at the Unified Government’s sole discretion, Entertainment urges and supports that each year $50,000 of such annual contribution be allocated to Dotte Promise); (iii) annual contributions of One Hundred Thousand and no/100 Dollars ($100,000.00) for use by the Unified Government Parks and Recreation division; (iv) annual contributions of Twenty- five Thousand and n0/100 Dollars ($25,000.00) to be distributed to CVB; and (v) an annual contribution of Ten Thousand and no/100 Dollars ($10,000.00) to the Wyandotte County Chambers of Commerce, to be allocated and distributed by Entertainment as follows: Four Thousand and no/100 Dollars ($4,000.00) to the Kansas City Kansas Area

Chamber of Commerce; One Thousand Five Hundred and no/100 Dollars ($1,500.00) to the Bonner Springs Edwardsville Area Chamber of Commerce; One Thousand Five Hundred and no/100 Dollars ($1,500.00) to KBCC, Inc. - A Kansas Black Chamber of Commerce; One Thousand and no/100 Dollars ($1,000.00) to the Women’s Chamber of Commerce of KCK; One Thousand and no/100 Dollars ($1,000.00) to the Asian-American Chamber of Commerce of Kansas City and One Thousand and no/100 Dollars ($1,000.00) to the Hispanic Chamber of Commerce. Notwithstanding the designation of the agencies and other organizations intended to benefit from said charitable contributions described in the preceding sentence, Entertainment consents to the Unified Government, in its sole discretion, using the charitable contributions described in this Section to reimburse the Unified Government for the cost of the southern portion of Village West Parkway (Southeast Loop Road). The funds used by Entertainment to make any and all voluntary contributions described in this Section and in Section 7.02 shall come from a source other than gaming revenues from the Gaming Facility. Under no circumstance shall Entertainment use funds from or against gaming revenues from the Gaming Facility to make voluntary contributions described in this Section or Section 7.02.

7.02        Additional Contributions. So long as Entertainment is the Lottery Gaming Facility Manager for the Northeast Zone, beginning January 1, 2010, Entertainment shall contribute to the Unified Government an additional annual contribution to be utilized solely at the discretion of the Unified Government in order to best benefit the community as a whole. The amount of such annual contribution shall be determined as follows:

(a) For the period commencing January 1, 2010, and ending on the date the casino floor of the first phase of the Project is initially opened for business (the “Construction Period”), Entertainment shall contribute to the Unified Government an annual amount equal to one percent (1%) of the Year 1 Lottery Gaming Facility Revenues projected by the Innovation Group in its report entitled “Gaming Market Assessment” dated March 2009, which, for all purposes of this Agreement, shall be deemed to equal Two Million Fourteen Thousand Six Hundred Ninety-One and 00/100 Dollars ($2,014,691). This payment shall be payable in equal monthly installments of One Hundred Sixty-Seven Thousand Eight Hundred Ninety and 92/100 Dollars ($167,890.92) commencing on January 1, 2010 and continuing on the first day of each month thereafter, until such time as the casino floor of the first phase of the Project is initially opened for business (“Phase 1A Opening”). The total payments made by Entertainment during the Construction Period pursuant to this Section 7.02 (a) shall hereafter be referred to as the “Construction Period 1% Payments”.

(b) On and after the Phase 1A Opening, Entertainment shall therefore annually contribute to the Unified Government one percent (1%) of the “Lottery Gaming Facility Revenues” (as that term is defined in the Gaming Facility Contract). However, Entertainment shall receive a credit against such monies due to the Unified Government equal to the Construction Period 1% Payments. That is, for the sake of clarity, following the Phase lA Opening, Entertainment shall not be responsible for any payments to the Unified Government under this Section 7.02 until after such time as 1% of actual Lottery Gamily Facility Revenues equals the Construction Period 1% Payments. The Construction Period 1% Payments shall not accrue or include any interest.

Entertainment acknowledges that the Unified Government, in exercising its discretion described in this Section, may elect to utilize funds contributed to the Unified Government by

Entertainment pursuant to this Section to reimburse the Unified Government for the cost of the southern portion of Village West Parkway (Southeast Loop Road).

ARTICLE VIII. USE AND OPERATION

8.01        Initial Operation. Subject to Section 12.07, below and all applicable laws and ordinances regarding business operations, Entertainment covenants that, it will, at its expense, occupy the Gaming Facility as soon as possible after Project Completion and thereafter will commence operating the Gaming Facility in accordance with the Gaming Facility Contract.

ARTICLE IX: TAXES AND TAXATION

9.01        Payment of Taxes. The Unified Government shall not be responsible for, nor indemnify Entertainment for any federal, state, or local taxes which may be imposed or levied upon the subject matter of this Agreement. Entertainment agrees that to the extent it is obligated by law to pay any occupation taxes, real property taxes and special assessments for the land and improvements constituting the Project, Entertainment shall pay such taxes promptly on or before the due date of such taxes. The parties agree, however, that Entertainment is not waiving its right to pay such taxes under protest and dispute such taxes in accordance with applicable law.

ARTICLE X: LIABILITY

10.01      Disclaimer of Liability. The Unified Government shall not hold harmless or indemnify Entertainment for any liability whatsoever, other than liability caused by the gross negligence or willful misconduct of the Unified Government, or any of its employees, agents or contractors.

ARTICLE XI: UNIFIED GOVERNMENT PROVISIONS

11.01      Prevailing Wage. Entertainment and its subcontractors shall define the jobs of workmen, laborers and craftsmen engaged in all construction activities, including construction activities typically reserved as tenant finish, on the Project by classifications listed in the United States Department of Labor General Wage Decision for Wyandotte County, Kansas. Entertainment and its subcontractors, its tenants, and their subcontractors shall pay their respective employees performing work at the Project, including those employees performing work on tenant finish, at a rate not less than the current prevailing per diem wage rate applicable to each job classification. Entertainment further commits to include (and enforce) in all tenant leases for space at the Project provisions that would require all tenants to comply with prevailing wage standards in all construction work performed at the Project. Apprentices and trainees registered in training programs approved by the Department of Labor may be paid less, but not less than seventy percent (70%) of the applicable rate.

11.02      Anti-Discrimination Requirements. In addition to the requirements of the LBE/MBE/WBE Participation and Employment Opportunity Agreement, which is attached as Exhibit B, Entertainment agrees to the following:

Entertainment will not discriminate against any employee or applicant for employment because of race, religion, color, sex, disability, age, national origin, or ancestry. Entertainment will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, religion, color, sex, disability, age, national origin or ancestry. Such action shall include, but not be limited to, the following: Employment, upgrading, demotion, or transfer; the recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and, selection for training, including apprenticeship. Entertainment agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the Unified Government, setting forth the provisions of this nondiscrimination clause.

Entertainment will, in all solicitations or advertisements for employees placed by or on behalf of Entertainment; state that all qualified applicants will receive consideration for employment without regard to race, religion, color, sex, disability, age, national origin, or ancestry.

Entertainment will cause the foregoing antidiscrimination provisions to be included in all subcontracts for any work covered by this Agreement so that such provisions shall apply to contracts or subcontracts for standard commercial supplies or raw materials.

Entertainment shall assure that it is in compliance with and shall maintain sufficient records to document that, under all aspects of this Agreement, it has acted in a manner which is in full compliance with all applicable sections of the Equal Employment Section of this Agreement, and the following, as applicable: Title VI of the Civil Rights Act of 1964 (as amended) (42 USCS ‘2000d et seq.); Title VII of the Civil Rights Act of 1964 (42 USCS ‘2000e et seq.); Title VII of the Civil Rights Act of 1968 (42 USCS ‘3601 et seq.); The Americans with Disabilities Act of 1990. 42 U.S.C. ‘12191, and amendments thereto; the Kansas Act Against Discrimination, K.S.A. ‘44–101 through 1004 (1992 Supp.) and amendments thereto; Chapter 11 of the Procurement Code and Regulations of the Unified Government of Wyandotte County/Kansas City, Kansas, and amendments thereto; and, ‘18-86 and 87 of the 1988 Code of Ordinances of the Unified Government of Wyandotte County/Kansas City, Kansas, and amendments thereto. Such records shall at all times remain open to inspection by an individual designated by the Unified Government for such purpose.

Entertainment and the Unified Government, in carrying out this Agreement, shall also comply with all other applicable existing federal, state and local laws relative to equal opportunity and nondiscrimination, all of which are incorporated by reference and made a part of this Agreement. Entertainment will be required to conform to Equal Employment Opportunity and Affirmative Action requirements prior to the execution of this Agreement.

11.03      Representations. Entertainment makes the following representations:

Entertainment has not knowingly influenced a Unified Government employee or former Unified Government employee to breach any of the ethical standards set forth in Article 12 of the Procurement Regulations.

Entertainment has not violated, and is not violating, and promises that it will not violate the prohibition against gratuities and kickbacks set forth in R-12-106 (Gratuities and Kickbacks) of the Procurement Code.

Entertainment has not retained and will not retain a person to solicit or secure a Unified Government contract upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, except for retention of bona fide employees or bona fide established commercial selling agencies for the purpose of securing business.

11.04      Indemnification. Entertainment shall indemnify, defend, and hold the Unified Government of Wyandotte County/Kansas City, Kansas harmless from and against all claims, losses, damages, or costs arising from or in any way related to Entertainment’s breach of the warranties set forth in Section 11.03. This indemnification shall not be subject to any limitation of remedies or warranties which are contained in this or any other agreement and shall survive termination of this or any other agreement between the parties hereto or thereto.

ARTICLE XII: GENERAL PROVISIONS

12.01      Law of Kansas. This Agreement shall be governed by and construed according to the laws of the State of Kansas.

12.02      Kansas Cash Basis Law. This Agreement shall be subject to the Kansas Cash Basis Law, provided that if the Unified Government fails to perform any of its obligations hereunder by reason of the Kansas Cash Basis Law, Entertainment shall have the right to set off its obligations under this Agreement against said obligations of the Unified Government.

12.03.     Amendment. This Agreement, and any exhibits attached hereto, may be amended only by the mutual consent of the parties, by the adoption of an ordinance or resolution of the Unified Government approving said amendment, as provided by law, and by the execution of said amendment by the parties or their successors in interest.

12.04      No Other Agreement. Except as otherwise expressly provided herein, this Agreement supersedes all prior agreements, negotiations and discussions relative to the subject matter of this Agreement, including that certain Development Agreement, dated December 31, 2007, between the Unified Government and Entertainment, and is a full integration of the agreement of the parties. The provisions of this Section 12.04 shall become effective immediately upon the full execution of this Agreement.

12.05      Assigns and Transfers. This Agreement shall be binding upon the parties and their respective successors and assigns. The Unified Government hereby authorizes and consents to: (a) Entertainment entering into a joint venture or other business combination with another applicant which has submitted a proposal (and attachments to the Lottery Commission under KELA) for the privilege of being designated a Lottery Gaming Facility Manager (“Other Applicant”), and has been endorsed by the Unified Government during calendar year 2009; (b) Entertainment issuing an equity and/or membership interest in Entertainment to Other Applicant; or (c) a member of Entertainment assigning or transferring all or any part of its interest in Entertainment to Other Applicant. The term “Other Applicant” includes the direct or indirect parent and any affiliate and/or subsidiary of the Other Applicant.

12.06      Severability. If any provision, covenant, agreement or portion of this Agreement, or its application to any person, entity or property, is held invalid, such invalidity shall not affect the application or validity of any other provisions, covenants or portions of this Agreement and, to that end, any provisions, covenants, agreements or portions of this Agreement are declared to be severable.

12.07      Delay. For the purposes of any of the provisions of this Agreement, neither the Unified Government nor Entertainment, nor any successor in interest, shall be considered in breach of or default in its obligations under this Agreement in the event of any delay caused by: damage; destruction by fire or other casualty; strike; shortage of material; unusually adverse weather conditions, including but not limited to: severe rain storms, below freezing temperatures of an abnormal degree or quantity for an abnormal duration, and/or tornadoes; failure of Entertainment to secure all necessary governmental approvals; and other events or conditions beyond the reasonable control of the party affected which interferes with the ability of such party to discharge its respective obligations.

12.08      Notice. All notices and requests required pursuant to this Agreement shall be in writing and shall be sent as follows:

To Entertainment:

Mr. Joseph Weinberg

Kansas Entertainment, LLC

The Power Plant

601 E Pratt Street

Baltimore, MD 21202

And

Kansas Entertainment, LLC

Attn; General Counsel

The Power Plant

601 E. Pratt Street

Baltimore, MD 21202

With copies to:

Mr. Jeff Boerger

Kansas Speedway

400 Speedway Boulevard

Kansas City, KS 66111

And

Stinson Morrison Hecker LLP

Attn: David Frantze

1201 Walnut Street

Suite 2600

Kansas City, MO 64106

To the Unified Government:

Mr. Dennis Hays

County Administrator

Unified Government of Wyandotte County/ Kansas City, Kansas

701 N. 7th Street

Kansas City, KS 66101

With copies to:

Mr. Harold T. Walker

City Attorney

Unified Government of Wyandotte County/ Kansas City, Kansas

701 N. 7th Street

Kansas City, KS 66101

or at such other addresses as the parties may indicate in writing to the other either by personal delivery, courier, or by registered mail, return receipt requested, with proof of delivery thereof. Mailed notices shall be deemed effective on the third day after mailing; all other notices shall be effective when delivered.

12.09      Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement. Signature and transmission by facsimile transmission shall be deemed effective as if original signatures on the original documents.

12.10      Consent or Approval. Except as otherwise provided in this Agreement, whenever consent or approval of either party is required, such consent or approval shall not be unreasonably withheld, conditioned or delayed.

12.11      Language, Captions, Reference. Whenever the context requires, the following shall apply:

(a)   References to single number shall include the plural and the plural number shall include the singular;

(b)   Words denoting gender shall include the masculine, feminine, and neuter;

(c)   Section headings in this Agreement are for convenience of reference only and shall not be considered in construing or interpreting this Agreement;

(d)   The terms “hereof”, “hereto”, “herein” and words of similar import used in this Agreement shall be deemed references to this Agreement as a whole, and not to a particular section, paragraph or other provision of this Agreement unless the context specifically indicates to the contrary;

(e)   Any reference to a particular section shall be construed as referring to the indicated section of this Agreement unless context indicates to the contrary; and

(f)    Whenever the term “including” is used in this Agreement, it shall mean including without limitation.

12.13      Ambiguities. The general rule of contract construction that any ambiguity in a contract will be construed against the party drafting such contract shall not apply to this Agreement.

12.14      Incorporation by reference. The following documents are incorporated by reference as if fully set forth in this agreement. This agreement shall control in case of conflict.

RFP 29-154 and addendums

The Proposal

Matrix (Exhibit C)

Letter from Entertainment to the Unified Government concerning the Matrix (Exhibit D)

ARTICLE XIII—REMEDIES

13.01.     Remedies on Default. Subject to the provisions of Sections 13.02, 13.03 and 13.04 hereof, whenever any event of default by a party to this Agreement shall have occurred and be continuing, the non-defaulting party may pursue all remedies at law or in equity.

13.02.     Failure to use good faith efforts as defined in the LBE/MBE/WBE Participation and Employment Opportunity Agreement. If a court of competent jurisdiction finds as part of a final non-appealable judgment that Entertainment failed to use good faith efforts as defined in the LBE/MBE/WBE Participation and Employment Opportunity Agreement, Entertainment, as liquidated damages, shall pay $250,000 to fund a small business incubator program in Wyandotte County. Said liquidated damages and the remedy of specific performance shall be the Unified Government’s sole remedies for such failure.

13.03.     Failure to Timely Develop a Hotel. In the event that the first phase of the Project does not include a hotel and, subject to the provisions of Section 12.07 hereof, Entertainment fails to commence construction of a hotel, containing a minimum of 250 guest rooms, before the second anniversary of the initial opening date of the first phase of the Project, Entertainment shall be liable to the Unified Government for liquidated damages as follows: from the second anniversary of the initial opening date of the first phase of the Project until such time as Entertainment commences construction of the above-referenced hotel, Entertainment shall pay to the Unified Government liquidated damages equal to one percent (1%) of the “Lottery Gaming Facility Revenues” (as that term is defined in the Gaming Facility Contract) to be utilized solely at the discretion of the Unified Government.

Any liquidated damage liability arising under this Section 13.03 shall be due and payable from Entertainment within thirty (30) days after the date the Unified Government provides Entertainment with a written demand for such payment. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 13.03 constitute the exclusive remedy of the Unified Government for the failure of Entertainment to comply with its obligation contained in Section 2.01 (b) hereof.

13.04.     No Consequential Damages. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY WITH THE EXCEPTION OF SECTION 13.03, IN NO EVENT SHALL ENTERTAINMENT OR THE UNIFIED GOVERNMENT EVER BE LIABLE FOR ANY PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DEVELOPMENT DOCUMENTS, OR OTHERWISE. FOR THE PURPOSE OF THIS SECTION 13.04 HEREOF, CONSEQUENTIAL DAMAGES SHALL INCLUDE, BUT NOT BE LIMITED TO, LOST PROFITS, LOST TAX REVENUES, OR OTHER SIMILAR LOSSES WHICH ARE NOT DIRECT OUT-OF-POCKET COSTS INCURRED BY THE NON-DEFAULTING PARTY.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

UNIFIED GOVERNMENT OF WYANDOTTE COUNTY/KANSAS CITY, KANSAS

	By:	/s/ Joe Reardon
Joe Reardon, Mayor

KANSAS ENTERTAINMENT, LLC

/s/ Carol Godsil	By:	/s/ Joseph Weinberg
Deputy UG Clerk		Joseph Weinberg, Authorized Representative